Exhibit 10.40


                              SEPARATION AGREEMENT
                              --------------------


The following sets forth an Agreement between Optimark, Inc. (the "Company") and Gary B. Meshell ("Employee") regarding his separation from employment with the Company.

          WHEREAS, Employee has indicated a willingness to resign from his employment with the Company as of January 30, 2002;

          WHEREAS, the Company has indicated a willingness to accept Employee's resignation; and

          WHEREAS, the parties mutually agree to resolve any issues that may exist between them regarding the circumstances of Employee's termination of employment;

          THEREFORE, the parties agree as follows:

          1. PAYMENTS AND BENEFITS SUPPORTING AGREEMENT. In consideration for signing this Agreement and compliance with the terms and promises made herein, and upon receipt of (a) Employee's written resignation in substantially the form set forth in Exhibit A hereto and (b) Employee's return to OptiMark, Inc. of the laptop computer and other equipment belonging to OptiMark, Inc., OptiMark, Inc. agrees (x) to pay to Employee the amount of $22,249.32 (less appropriate withholdings) on the first business day after the Payment Date (as defined below) and (y) to the extent permitted pursuant to the Company's existing employee benefit plan, to continue Employee's existing medical benefits through March 31, 2002, including making payments on behalf of Employee of $154.68 and $96.00 for long term disability and life insurance, respectively. The payment pursuant to subsection (x) above will be made by wire transfer to an account designated in writing by Employee.

          2. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Employee understands and agrees that he would not have received the consideration specified in paragraph "1" above except for his execution of this Agreement and fulfillment of the promises contained herein.

          3. GENERAL RELEASE OF CLAIMS. Employee recognizes that the consideration referred to in paragraph "1" is above and beyond any amounts otherwise due him for services rendered or to be rendered or under the Company's general policies or programs or under the Employee's employment agreement with the Company.

In consideration of and as a condition to this consideration, Employee hereby, to the extent allowed by law, releases and forever discharges the Company and all of its respective affiliates, subsidiaries, parent, present or former partners, members, stockholders, officers, directors, employees, agents, successors or assigns (collectively, the "Releasees") from any


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claim for future employment, and of and from all claims or causes of action or other demands whatsoever, which he ever had, now has, or hereafter can, shall or may have against the Releasees, arising out of or related to his employment relationship with the Company or the termination of that relationship.

This general release or giving up of claims is binding on the Employee, his heirs, his assigns, and/or his representatives.

Listed below are examples of the statutes and legal theories from which the Employee has released and discharged the Releasees and under which the Employee will not bring any claim. In the event that the law prohibits a release or waiver of claims under any such statute or theory, the Employee hereby waives the right to seek or accept damages in a proceeding under the statute or theory and/or hereby acknowledges that he has no valid claim under such statute or theory. The claims released or acknowledged not to exist include, but are not limited to, any alleged violation of: The Age Discrimination and Employment Act of 1967, as amended, and including the Older Workers Benefit Protection Act of 1990, 29 U.S.C. ss. 621 et seq.; Americans With Disabilities Act; Title VII of the Civil Rights Act of 1964; Employee Retirement Income Security Act; New Jersey Law Against Discrimination; any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance prohibiting, among other things, sexual harassment or discrimination on the basis of sex, race, color, creed, religion, age, disability, national origin, sexual orientation or marital status; and any public policy, contract, tort, or other common law claim or cause of action, including but not limited to breach of implied or express contract, intentional or negligent infliction of emotional distress, negligent misrepresentation, defamation, wrongful discharge.

          4. UNKNOWN CLAIMS RELEASED. Employee understands that he is releasing Claims that he may not know about. This is Employee's knowing and voluntary intent, even though Employee recognizes that someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Agreement. Nevertheless, Employee assumes that risk and agrees that this Agreement shall remain effective in all respects in any such case. Employee expressly waives all rights he might have under any law that is intended to protect Employee from waiving unknown claims, and he understands the significance of doing so.

          5. CLAIMS NOT RELEASED. Employee understands that he is not releasing any claim that relates to his right to enforce this Agreement, any rights or claims that arise after the signing of this Agreement, or his right, if any, to government provided unemployment benefits. The Company agrees that it will not contest Employee seeking or otherwise obtaining unemployment compensation benefits

          6. NO PARTICIPATION IN CLAIMS. Employee understands that if this Agreement were not signed, he would have the right to voluntarily assist other individuals


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or entities in bringing claims against the Company. Employee hereby waives that right and he will not provide any such assistance, other than assistance in an investigation or proceeding conducted by an agency of the United States government. To the extent that the law prohibits Employee from waiving his right to bring and/or participate in the investigation of a claim, he nevertheless waives his right to seek or accept any damages or relief in any proceeding.

          7. PROHIBITED STATEMENTS. Employee agrees to refrain from taking action or making statements, written or oral, (a) which disparage or defame the goodwill or reputation of the Releasees, actual or potential clients and investors of the Releasees, The Ashton Technology Group, Inc. and its affiliates, or (b) which could adversely affect the morale of other employees of any of the foregoing. The Company's executive officers and directors agree that they will not make any false or disparaging statements, written or oral, to any person or entity concerning Employee.

          8. CONFIDENTIALITY. Except for informing his spouse and communicating with legal or financial advisers, and except as otherwise may be required by applicable law, Employee will keep confidential the terms and conditions of this Agreement.

          9. NONADMISSION OF LIABILITY. Employee recognizes and agrees that this Agreement is not intended to imply any wrongdoing on the Company's part with respect to his employment or its termination, or any other reason, and shall not constitute evidence of the same. Employee acknowledges that he resigned from the employment with the Company as of January 30, 2002 and that such resignation was voluntary on his part.

          10. RETURN OF COMPANY PROPERTY. Employee represents that he has returned all Company property, documents and copies of documents, including but not limited to "Confidential Information." "Confidential Information" means inventions, trade secrets, designs, discoveries and improvements, patentable and unpatentable, concerning products and solutions related to the actual and anticipated business of the Company, price and customer lists, customer contact information, materials, research or test reports, sales organization or methods, sales presentations, weekly reports, operating organization or methods, supplier relationships, and inventories of the Company." Employee further agrees not to disclose or use any Confidential Information.

          11. DUTY OF COOPERATION. Employee covenants and agrees to cooperate with the Company with respect to any reasonable request to provide information or assist in any matter relating to the business of the Company of which he may have knowledge or information including, but not limited to, the defense of any pending or threatened litigation or government audit.


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          12. VOLUNTARY AGREEMENT. Employee's decision to enter into this
Agreement is based solely on the mutual considerations described above and is wholly his free act and deed. Before signing this Agreement, Employee has had the opportunity for up to twenty-one (21) days to carefully consider the terms and ramifications of the Agreement and the opportunity to consult with his advisors, legal or otherwise, which the Company has encouraged Employee to do.

          13. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey without regard to its conflict of laws provision.

          14. LIMITATIONS ON CHANGING AGREEMENT. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

          15. ENTIRE AGREEMENT. Employee acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement, except for those set forth in this Agreement.

          16. REVOCATION. Employee may revoke this Agreement for a period of seven (7) days following the day he executes this Agreement. Any revocation within this period must be submitted, in writing, to Neil Cohen, Esq. and state, "I hereby revoke my acceptance of our Agreement and General Release." This Agreement shall not become effective or enforceable until the revocation period has expired. The day after the revocation period expires shall be the "Payment Date" as referred to in paragraph 1 of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

          17. SEVERABILITY. If any provision of this Agreement shall be deemed invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if it had never contained such invalid or unenforceable provision. In addition, in place of such invalid or unenforceable provision, there shall automatically be added hereto a provision as similar to such invalid or unenforceable provision as may be possible and still be valid and enforceable.


          EMPLOYEE HAS HAD TWENTY ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND CONFIRMS THAT THE COMPANY ADVISED HIM TO CONSULT WITH HIS ATTORNEY BEFORE EXECUTING THE AGREEMENT.

          EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY ONE DAY CONSIDERATION PERIOD.

          HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THE CONSIDERATION SET FORTH IN PARAGRAPH "1" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE RELEASED ENTITIES.



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          IN WITNESS WHEREOF, the parties knowingly and voluntarily executed this agreement as of the date set forth below:


2-14-02                                /s/ Gary B. Meshell
--------------------------             -------------------
  Date                                 Gary B. Meshell, Employee

                                       Optimark, Inc.


2/20/02                                By:     /s/ Neil Cohen
--------------------------             ------------------------------
                                       Its Executive Vice President



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                                    EXHIBIT A
                                    ---------

                               FORM OF RESIGNATION

                              ---------------------


                                 GARY B. MESHELL


January 30, 2002

By Facsimile
------------

Robert J. Warshaw, CEO
OptiMark, Inc.
10 Exchange Place, 24th Floor
Jersey City, NJ 07302

Re:     Resignation
        -----------

Dear Bob:

Effective at the close of business on January 30, 2002, I hereby resign from my position as an officer of OptiMark, Inc., and any other positions that I may have with OptiMark, Inc., OptiMark Holdings, Inc. or any of their respective affiliates.


Sincerely,



/s/ Gary B. Meshell
-------------------
Gary B. Meshell